EXHIBIT 99.1

 STURM, RUGER & CO., INC.

SOUTHPORT, CONNECTICUT 06890 U.S.A.

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS FIRST QUARTER 2011

EARNINGS OF 42¢ PER SHARE

SOUTHPORT, CONNECTICUT, April 26, 2011--Sturm, Ruger & Company, Inc. (NYSE-RGR), announced today that for the first quarter 2011, the Company reported net sales of $75.4 million and earnings of 42¢ per share, compared with net sales of $68.3 million and earnings of 44¢ per share in 2010.

Chief Executive Officer Michael O. Fifer made the following comments related to the Company’s results:

•

The Company launched the new LC9 pistol and the new Gunsite Scout rifle in the first quarter of 2011. New product introductions remain a strong driver of demand and represented $20.8 million or 29% of sales in the first quarter of 2011.

•

Demand for our products remained strong in the first quarter of 2011. The estimated sell-through of the Company’s products from distributors to retailers in the first quarter of 2011 increased by approximately 12% from the first quarter of 2010 and 21% from the fourth quarter of 2010.

•

The incoming order rate in the first quarter of 2011 increased 65% from the first quarter of 2010 and more than doubled from the fourth quarter of 2010.

•

National Instant Criminal Background Check System (“NICS”) background checks (as adjusted by the National Shooting Sports Foundation) increased 13% from the first quarter of 2010 and decreased 7% from the fourth quarter of 2010.

•

Cash generated from operations during the first quarter of 2011 was $20.7 million. At April 2, 2011, our cash and equivalents and short-term investments totaled $72.4 million. Our current ratio is 3.0 to 1 and we have no debt.

•

During the first quarter of 2011, capital expenditures totaled $4.3 million, much of it related to tooling and equipment for new products. We expect to invest approximately $15 million for capital expenditures during 2011.

•        At April 2, 2011, stockholders’ equity was $119.2 million, which equates to a book value of $6.32 per share, of which $3.84 per share was cash and equivalents and short-term investments.

During the first quarter of 2011, we returned $2.9 million to our shareholders through:

1.      The payment of $0.9 million of dividends, and

2.      The repurchase of 133,400 shares of our common stock in the open market at an average price of $14.94 per share, for a total of $2.0 million.

•        As of the end of the first quarter of 2011, $8.0 million remains available for future stock repurchases.

Today, the Company filed its Quarterly Report on Form 10-Q for the first quarter of 2011. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate/. Investors are urged to read the complete Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger

Sturm, Ruger was founded in 1949 and is one of the nation’s leading manufacturers of high-quality firearms for the commercial sporting market. Sturm, Ruger is headquartered in Southport, CT, with manufacturing facilities located in Newport, NH and Prescott, AZ.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Unaudited)

(Dollars in thousands, except share data)

	April 2, 2011	December 31, 2010

Assets

Current Assets
Cash and cash equivalents	$5,390	$ 5,132
Short-term investments	66,982	52,493
Trade receivables, net	30,430	31,565

Gross inventories	41,703	48,820
Less LIFO reserve	(36,858)	(37,448)
Less excess and obsolescence reserve	(1,297)	(1,545)
Net inventories	3,548	9,827

Deferred income taxes	5,312	4,780
Prepaid expenses and other current assets	957	1,427
Total Current Assets	112,619	105,224

Property, plant and equipment	154,519	150,379
Less allowances for depreciation	(110,218)	(107,458)
Net property, plant and equipment	44,301	42,921
Deferred income taxes	4,496	5,443
Other assets	5,098	4,173
Total Assets	$166,514	$157,761

STURM, RUGER & COMPANY, INC.

	April 2, 2011	December 31, 2010

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$19,953	$ 16,492
Product liability	749	449
Employee compensation and benefits	8,539	10,923
Workers’ compensation	4,750	4,893
Income taxes payable	3,521	582
Total Current Liabilities	37,512	33,339

Accrued pension liability	9,356	9,369
Product liability accrual	445	573

Contingent liabilities	--	--
Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	--	--
Common Stock, par value $1:
Authorized shares – 40,000,000 2011 – 23,170,742 issued, 18,871,308 outstanding 2010 – 23,003,285 issued, 18,837,251 outstanding	23,171	23,003
Additional paid-in capital	9,428	9,885
Retained earnings	144,134	137,125
Less: Treasury stock – at cost 2011 – 4,299,434 shares 2010 – 4,166,034 shares	(37,884)	(35,885)
Accumulated other comprehensive loss	(19,648)	(19,648)
Total Stockholders’ Equity	119,201	114,480
Total Liabilities and Stockholders’ Equity	$166,514	$157,761

STURM, RUGER & COMPANY, INC.

Condensed Statements of Income (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended
	April 2, 2011	April 3, 2010

Net firearms sales	$74,441	$67,269
Net castings sales	1,000	1,007
Total net sales	75,441	68,276

Cost of products sold	51,446	45,145

Gross profit	23,995	23,131

Operating expenses:
Selling	6,912	5,899
General and administrative	4,625	3,932
Other operating expenses, net	--	400
Total operating expenses	11,537	10,231

Operating income	12,458	12,900

Other income:
Interest income (expense), net	50	(33)
Other income, net	106	127
Total other income, net	156	94

Income before income taxes	12,614	12,994

Income taxes	4,667	4,678

Net income	$7,947	$8,316

Basic earnings per share	$0.42	$0.44

Fully diluted earnings per share	$0.42	$0.43

Cash dividends per share	$0.05	$0.06

STURM, RUGER & COMPANY, INC.

Condensed Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Three Months Ended
	April 2, 2011	April 3, 2010

Operating Activities
Net income	$7,947	$ 8,316
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	2,930	2,135
Slow moving inventory valuation adjustment	(125)	(761)
Stock-based compensation	459	628
Loss (Gain) on sale of assets	(7)	(3)
Deferred income taxes	(1,556)	(408)
Changes in operating assets and liabilities:
Trade receivables	1,135	(2,566)
Inventories	6,404	3,258
Trade accounts payable and accrued expenses	3,319	(229)
Employee compensation and benefits	(2,384)	(4,607)
Product liability	172	(262)
Prepaid expenses, other assets and other liabilities	(472)	242
Income taxes payable	2,914	4,189
Cash provided by operating activities	20,736	9,932

Investing Activities
Property, plant and equipment additions	(4,306)	(5,696)
Proceeds from sale of assets	7	5
Purchases of short-term investments	(61,483)	(34,992)
Proceeds from maturities of short-term investments	46,994	32,498
Cash used for investing activities	(18,788)	(8,185)

Financing Activities
Tax benefit from exercise of stock options	1,247	33
Repurchase of common stock	(1,999)	--
Dividends paid	(938)	(1,146)
Cash used for financing activities	(1,690)	(1,113)

Increase in cash and cash equivalents	258	634

Cash and cash equivalents at beginning of period	5,132	5,008

Cash and cash equivalents at end of period	$ 5,390	$ 5,642